                                                                    EXHIBIT 99.1

                        MARTIN MIDSTREAM PARTNERS REPORTS
    THIRD QUARTER 2004 RESULTS -- MULTIPLE HURRICANES IMPACT EARNINGS -- AND
                          ANNOUNCES NEW CREDIT FACILITY

         KILGORE, Texas, November 2, 2004 /PRNewswire-FirstCall via COMTEX/ -- Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its results of operations for the third quarter ended September 30, 2004 and a new credit facility with the Royal Bank of Canada.

Third Quarter 2004 Results

         MMLP reported net income for the third quarter of 2004 of $1.9 million, on revenues of $72.2 million, compared to net income for the third quarter of 2003 of $2.2 million, on revenues of $40.2 million. MMLP's net income per limited partner unit for the third quarter of 2004 was $0.22, compared to net income per limited partner unit for the third quarter of 2003 of $0.30.

         MMLP reported net income for the nine months ended September 30, 2004 of $7.9 million, on revenues of $202.5 million, compared to net income of $8.3 million, on revenues of $140.1 million, for the nine months ended September 30, 2003. MMLP's net income per limited partner unit for the nine months ended September 30, 2004 was $0.93, compared to net income per limited partner unit for the nine months ended September 30, 2003 of $1.14.

         The Company's distributable cash flow for the third quarter of 2004 was $4.0 million, or 0.93 times the amount required under its partnership agreement to cover the minimum quarterly distribution of $4.3 million on its common and subordinated units for such quarter. The Company's distributable cash flow for the nine months ended September 30, 2004 was $12.5 million, or 0.98 times the amount required under its partnership agreement to cover the minimum quarterly distributions of $12.7 million on its common and subordinated units for such nine month period. As previously announced, MMLP has made or will make cash distributions to its common and subordinated unitholders of $0.525 per unit in respect of each of the first, second and third quarters of 2004. These distributions were or will be in excess of the minimum quarterly distributions of $0.50 per common and subordinated unit required under its partnership agreement. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under "Use of Non-GAAP Financial Information". The Company has also included below a table entitled "Distributable Cash Flow" in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.

         Ruben S. Martin, President and Chief Executive Officer of Martin Midstream GP LLC, MMLP's general partner, said "the four hurricanes experienced in Florida and the Gulf of Mexico during the third quarter contributed directly to a reduction in our net income. The hurricanes disrupted CF Martin Sulphur's ability to make deliveries of sulfur to Tampa, Florida, thereby resulting in a reduction in the amount of cash distributed to us by CF Martin Sulphur. In addition, our marine transportation business suffered adverse effects from the hurricanes. We believe the impact to our net income was approximately $0.11 per unit. Our distributable cash was also adversely affected as a result of the hurricanes, as well as by an increase in capital expenditures resulting from increased steel and shipyard costs. Except for the negative impact of the four hurricanes, we were pleased with the financial performance of the Company."

         "We are encouraged that the sulfur deliveries of CF Martin Sulphur as well as marine transportation activity levels have shown steady improvement over the last several weeks. In September we acquired an additional full service marine terminal in Freeport Texas to better serve our Gulf of Mexico customers."

         "We are pleased to have closed on October 29, 2004 a new $100 million credit facility with Royal Bank of Canada, which includes $30 million for working capital and $70 million for acquisitions and capital expenditures. At closing, we had approximately $13.5 million in unused working capital capacity, which provides us with more than enough excess working capital capacity to operate in this high commodity price environment. Also, at closing we had $55 million drawn on our acquisition facility, leaving us with $15 million available for growth. However, we will, with lender participation, be able to expand the facility to $150 million without any amendments, giving us debt capacity to continue our disciplined growth strategy."

         Included with this press release are MMLP's Consolidated and Condensed Balance Sheets as of September 30, 2004 and December 31, 2003, its Consolidated and Condensed Statements of Operations for the three months and nine months ended September 30, 2004 and 2003 and its Consolidated and Condensed Statements of Cash Flows for the nine months ended September 30, 2004 and 2003. These financial statements should be read in conjunction with the information contained in the Company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 2, 2004.

Investors' Conference Call

         An investors' conference call to review the third quarter results will be held on Wednesday, November 3, 2004, at 3:00 p.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 6:00 p.m. Central Time on November 3, 2004 through 11:59 p.m. Central Time on November 10, 2004. The access codes for the conference call and the audio replay are as follows: Account No. 1628; Conference ID No. 122687. The audio replay of the conference call will also be archived on the Company's website at www.martinmidstream.com.

About Martin Midstream Partners

         Martin Midstream Partners provides terminalling, marine transportation, distribution and midstream logistical services for producers and suppliers of hydrocarbon products and by-products, lubricants and other liquids. The Company also manufactures and markets sulfur-based fertilizers and related products and owns an unconsolidated non-controlling 49.5% limited partnership interest in CF Martin Sulphur L.P., which operates a sulfur storage and transportation business. MMLP operates primarily in the Gulf Coast region of the United States.

         Additional information concerning the Company is available on the Company's website at www.martinmidstream.com.

Forward-Looking Statements

         Statements about Martin Midstream Partners' outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

         MMLP reports its financial results in accordance with generally accepted accounting principles. However, from time to time, MMLP uses certain non-GAAP financial measures such as distributable cash flow because management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of MMLP's cash flow after it has satisfied the capital and related requirements of its operations. Distributable cash flow is not a measure of financial performance or liquidity under GAAP. It should not be considered in isolation or as an indicator of MMLP's performance. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.

         The Company has included below a table entitled "Distributable Cash Flow" in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in its Consolidated and Condensed Statements of Operations), plus depreciation and amortization and amortization of deferred debt issue costs (as reported in its Consolidated and Condensed Statements of Cash Flows), plus proceeds from sale of property, plant and equipment (as reported in its Consolidated and Condensed Statements of Cash Flows), less gain on sale of property, plant and equipment (as reported in its Consolidated and Condensed Statements of Cash Flows), less maintenance capital expenditures (as defined below), plus distributions from unconsolidated partnership (as reported in its Consolidated and Condensed Statements of Cash Flows), less equity in earnings (loss) from unconsolidated entities (as reported in its Consolidated and Condensed Statements of Operations). MMLP's maintenance capital expenditures, along with its expansion capital expenditures, are components of payments for property, plant, and equipment included in its Consolidated and Condensed

Statements of Cash Flows. For the three months ended September 30, 2004, MMLP had $4.6 million of capital expenditures and for the nine months ended September 30, 2004, MMLP had $32.6 million of capital expenditures. For the three months ended September 30, 2004, MMLP had $3.2 million of expansion capital expenditures and for the nine months ended September 30, 2004, MMLP had $28.9 million of expansion capital expenditures.

Contacts:

Robert D. Bondurant, Executive Vice President and Chief Financial Officer of MMLP's general partner, Martin Midstream GP LLC, at (903) 983-6200.

                         MARTIN MIDSTREAM PARTNERS L.P.
                    CONSOLIDATED AND CONDENSED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                  SEPTEMBER 30,       DECEMBER 31,
                                                                                      2004                2003
                                                                                  -------------       ------------
                                                                                  (UNAUDITED)           (AUDITED)
                                      ASSETS

Cash ....................................................................          $   2,227           $   2,270
Accounts and other receivables, less allowance for doubtful accounts
  of $488 and $329 ......................................................             32,493              27,027
Product exchange receivables ............................................                158               1,783
Inventories .............................................................             21,943              19,663
Due from affiliates .....................................................              3,257                 162
Other current assets ....................................................                932                 756
                                                                                   ---------           ---------
  Total current assets ..................................................             61,010              51,661
                                                                                   ---------           ---------

Property, plant, and equipment, at cost .................................            145,842             113,907
Accumulated depreciation ................................................            (36,586)            (30,946)
                                                                                   ---------           ---------
  Property, plant and equipment, net ....................................            109,256              82,961
                                                                                   ---------           ---------

Goodwill ................................................................              2,922               2,922
Investment in unconsolidated entities ...................................                 --                 318
Other assets, net .......................................................              2,406               1,823
                                                                                   ---------           ---------
                                                                                   $ 175,594           $ 139,685
                                                                                   =========           =========
                        LIABILITIES AND PARTNERS' CAPITAL

Trade and other accounts payable ........................................          $  19,134           $  17,366
Product exchange payables ...............................................              8,230               7,222
Due to affiliates .......................................................                210                 560
Other accrued liabilities ...............................................              2,150               1,645
                                                                                   ---------           ---------
  Total current liabilities .............................................             29,724              26,793
                                                                                   ---------           ---------

Long-term debt ..........................................................             69,000              67,000
Other long-term obligations .............................................              1,199                  --
                                                                                   ---------           ---------
  Total liabilities .....................................................             99,923              93,793
                                                                                   ---------           ---------

Partners' capital .......................................................             75,671              45,892
Commitments and contingencies
                                                                                   ---------           ---------
                                                                                   $ 175,594           $ 139,685
                                                                                   =========           =========


These financial statements should be read in conjunction with the financial statements and accompanying notes and the other information included in MMLP's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 2, 2004.

                         MARTIN MIDSTREAM PARTNERS L.P.
               CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                     THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                       SEPTEMBER 30,                    SEPTEMBER 30,
                                                               ----------------------------      ----------------------------
                                                                   2004             2003             2004             2003
                                                               -----------      -----------      -----------      -----------
Revenues:
  Terminalling ...........................................     $     5,194      $     1,769      $    12,623      $     5,038
  Marine transportation ..................................           8,394            6,470           25,079           19,582
  Product sales:
     LPG distribution ....................................          51,527           26,617          136,349           95,335
     Fertilizer ..........................................           5,016            5,384           22,397           20,143
     Terminalling ........................................           2,059               --            6,063               --
                                                               -----------      -----------      -----------      -----------
                                                                    58,602           32,001          164,809          115,478
                                                               -----------      -----------      -----------      -----------
         Total revenues ..................................          72,190           40,240          202,511          140,098
                                                               -----------      -----------      -----------      -----------
Costs and expenses:
  Cost of products sold:
     LPG distribution ....................................          49,697           25,728          132,467           92,116
     Fertilizer ..........................................           4,559            4,933           19,316           17,579
     Terminalling ........................................           1,668               --            4,991               --
                                                               -----------      -----------      -----------      -----------
                                                                    55,924           30,661          156,774          109,695
Expenses:
  Operating expenses .....................................           8,474            4,977           23,434           14,908
  Selling, general and administrative ....................           2,315            1,444            6,351            4,576
  Depreciation and amortization ..........................           2,404            1,192            6,276            3,515
                                                               -----------      -----------      -----------      -----------
     Total costs and expenses ............................          69,117           38,274          192,835          132,694
                                                               -----------      -----------      -----------      -----------
     Operating income ....................................           3,073            1,966            9,676            7,404
                                                               -----------      -----------      -----------      -----------

Other income (expense):
  Equity in earnings (loss) of unconsolidated entities ...            (359)             580              532            2,308
  Interest expense .......................................            (876)            (394)          (2,338)          (1,442)
  Other, net .............................................              24               29               52               68
                                                               -----------      -----------      -----------      -----------
     Total other income (expense) ........................          (1,211)             215           (1,754)             934
                                                               -----------      -----------      -----------      -----------

  Net income .............................................     $     1,862      $     2,181      $     7,922      $     8,338
                                                               ===========      ===========      ===========      ===========

General partner's interest in net income .................     $        37      $        44      $       158      $       167
Limited partners' interest in net income .................     $     1,825      $     2,137      $     7,764      $     8,171
Net income per limited partner unit ......................     $      0.22      $      0.30      $      0.93      $      1.14
Weighted average limited partner units ...................       8,475,862        7,153,362        8,307,139        7,153,362


These financial statements should be read in conjunction with the financial statements and accompanying notes and the other information included in MMLP's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission November 2, 2004.

                         MARTIN MIDSTREAM PARTNERS L.P.
               CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                                  NINE MONTHS ENDED
                                                                                                     SEPTEMBER 30,
                                                                                              ---------------------------
                                                                                                2004               2003
                                                                                              --------           --------
Cash flows from operating activities:
  Net income .......................................................................          $  7,922           $  8,338
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization .................................................             6,276              3,515
     Amortization of deferred debt issuance costs ..................................               725                355
     Gain on sale of property, plant and equipment .................................                (9)                --
     Equity in earnings of unconsolidated entities .................................              (532)            (2,308)
     Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
      Accounts and other receivables ...............................................            (5,466)             2,038
      Product exchange receivables .................................................             1,625             (1,245)
      Inventories ..................................................................            (2,280)            (1,737)
      Due from affiliates ..........................................................            (3,095)              (463)
      Other current assets .........................................................              (176)               (79)
      Trade and other accounts payable .............................................             1,768             (2,157)
      Product exchange payables ....................................................             1,008              6,193
      Due to affiliates ............................................................              (350)               770
      Other accrued liabilities ....................................................               473               (779)
                                                                                              --------           --------
                Net cash provided by operating activities ..........................             7,889             12,441
                                                                                              --------           --------
Cash flows from investing activities:
  Payments for property, plant and equipment .......................................            (4,335)            (1,346)
  Acquisitions .....................................................................           (29,251)                --
  Proceeds from sale of property, plant and equipment ..............................               114                 --
  Distributions from unconsolidated partnership ....................................             1,683              2,673
                                                                                              --------           --------
                Net cash provided by (used in) investing activities ................           (31,789)             1,327
                                                                                              --------           --------
Cash flows from financing activities:
  Payments of long-term debt .......................................................           (39,350)                --
  Proceeds from long-term debt .....................................................            41,350                 --
  Cash distributions paid ..........................................................           (12,913)            (9,546)
  General partner contribution .....................................................               754                 --
  Follow on offering ...............................................................            34,016                 --
                                                                                              --------           --------
                Net cash provided by (used in) by financing activities .............            23,857             (9,546)
                                                                                              --------           --------
                Net increase(decreae) in cash and cash equivalents .................               (43)             4,222
Cash at beginning of period ........................................................             2,270              1,734
                                                                                              --------           --------
Cash at end of period ..............................................................          $  2,227           $  5,956
                                                                                              ========           ========
Non-cash:
Financed portion of non-compete agreement ..........................................          $    398           $     --
                                                                                              ========           ========

These financial statements should be read in conjunction with the financial statements and accompanying notes and the other information included in MMLP's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 2, 2004.

                         MARTIN MIDSTREAM PARTNERS L.P.
                             DISTRIBUTABLE CASH FLOW
                             (DOLLARS IN THOUSANDS)
                     (UNAUDITED NON-GAAP FINANCIAL MEASURE)

                                                                     THREE MONTHS       NINE MONTHS
                                                                         ENDED              ENDED
                                                                     SEPTEMBER 30,      SEPTEMBER 30,
                                                                         2004               2004
                                                                     -------------      -------------

Net income ...................................................          $  1,862           $  7,922
Adjustments to reconcile net income to distributable cash
  flow:
   Depreciation and amortization .............................             2,404              6,276
   Proceeds from sale of property, plant and equipment .......               114                114
   Gain on sale of property, plant and equipment .............                (9)                (9)
   Amortization of deferred debt issue costs .................               240                725
   Maintenance capital expenditures(1) .......................            (1,462)            (3,694)
   Distributions from unconsolidated partnership(2)...........               495              1,683
   Equity in (earnings) loss of unconsolidated entities ......               359               (532)
                                                                        --------           --------
Distributable cash flow ......................................          $  4,003           $ 12,485
                                                                        ========           ========

--------

(1) Maintenance capital expenditures, along with expansion capital expenditures, are components of payments for property, plant and equipment set forth in MMLP's Consolidated and Combined Condensed Statements of Cash Flows. For the three months ended September 30, 2004, MMLP had $4.6 million of capital expenditures and for the nine months ended September 30, 2004, MMLP had $32.6 million of capital expenditures. For the three months ended September 30, 2004, MMLP had $3.2 million of expansion capital expenditures and for the nine months ended September 30, 2004, MMLP had $28.9 million of expansion capital expenditures.

(2) Distributions from unconsolidated partnership represents distributions received by MMLP from CF Martin Sulphur, L.P., in which MMLP owns an unconsolidated non-controlling 49.5% limited partnership interest. As reported in MMLP's Consolidated and Condensed Statements of Cash Flows, MMLP received distributions of $1.7 million for the nine months ended September 30, 2004. MMLP received distributions of $0.5 million for the three months ended Septebmber 30, 2004.